EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2025 on the consolidated financial statements of Ruanyun Edai Technology Inc. and its subsidiaries, appearing in the Annual Report on Form 20-F of Ruanyun Edai Technology Inc. for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

October 21, 2025

PCAOB ID #3487